UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2010

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17150 South Margay Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 735-0553

N/A
(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2010, Go Fido, Inc. (the “Acquisition Sub”), a wholly-owned subsidiary  of U.S. Auto Parts Network, Inc. (“USAP”) entered into a Stock Purchase Agreement (the “SPA”) with Automotive Specialty Accessories and Parts, Inc. (“WAG”), 2000 Riverside Capital Appreciation Fund, L.P. (“Riverside”) on its own behalf as a stockholder of WAG and as the stockholder representative of all other stockholders of WAG, and the other stockholders of WAG. Upon the terms and subject to the conditions set forth in the SPA and upon closing of the transactions contemplated by the SPA, The Acquisition Sub will purchase all of the outstanding capital stock of WAG, and WAG will become a wholly owned subsidiary of the Acquisition Sub (the “Acquisition”).

The base purchase price payable at closing of the Acquisition will be $27.5 million if the closing occurs on or before 11:59 p.m. Eastern standard time on August 12, 2010, $28 million if the closing occurs after 11:59 p.m. Eastern standard time on August 12, 2010 but on or before 11:59 p.m. Eastern standard time on August 19, 2010, $28.5 million if the closing occurs after 11:59 p.m. Eastern standard time on August 19, 2010 and on or before 11:59 p.m. Eastern standard time on August 26, 2010, and $29 million if the closing occurs after 11:59 p.m. Eastern standard time on August 26, 2010.  The purchase price will be payable in cash.  Approximately $22.9 million of the purchase price will be used in part to repay certain indebtedness owed by WAG to various creditors, to pay WAG’s selling expenses and bonuses payable to certain of WAG’s employees and management in connection with the closing of the Acquisition. $750,000 of the purchase price shall be usedto fund a reserve to be used by Riverside in its capacity as stockholder representative to be used primarily to fund adjustments under the working capital adjustment provision of the Acquisition Agreement; which working capital adjustment and a cash adjustment shall be made 30 days after closing.  The remainder of the purchase price will be paid to the holders of WAG’s preferred stock, except that all WAG common stock and options and warrants to purchase WAG stock will be purchased (in the case of the common stock) or cancelled (in the case of the options and warrants) in connection with the closing of the Acquisition in exchange for consideration of $1 per holder. USAP will guarantee all of the Acquisition Sub’s obligations under the SPA pursuant to a separate guarantee delivered to WAG in connection with the execution of the SPA (the “Guarantee”) which provides, among other things, that WAG can pursue USAP directly for any breach of the Acquisition Agreement by Acquisition Sub. In addition, the Acquisition Sub, in connection with the closing of the Acquisition, will assume approximately $11 million of  certain of WAG’s other existing obligations, largely consisting of trade payables.

Pursuant to the terms of the SPA, at the signing of the SPA, USAP delivered a $1 million deposit (the “Deposit”), which is being held in escrow pending the closing of the Acquisition or earlier termination of the SPA. If the Acquisition occurs, the Deposit  will be applied towards the purchase price payable at the closing.  If the SPA is terminated prior to closing, the Deposit will be returned to USAP, unless the termination of the SPA was caused by Acquisition Sub’s breach of the SPA, subject to certain limitations set forth in the SPA, and in such case, the Deposit will be released to WAG.

The closing of the Acquisition is subject to certain closing conditions, including, among other conditions, delivery of the applicable stock certificates, applicable pay-off letters from certain creditors of WAG and releases from all of WAG’s stockholders and management, as well as the absence of a material adverse event with respect to WAG between the execution of the SPA and closing.

The SPA also contains limited representations, warranties and covenants from the parties to one another, including certain pre-closing covenants from WAG whereby it agrees during the period between signing of the SPA and closing of the Acquisition to use commercially reasonable efforts to carry on WAG’s business in accordance with a current business plan provided by WAG to the Acquisition Sub at the time of signing the SPA and to refrain from engaging in certain types of transactions or taking certain other actions during such period. Indemnification provisions are very limited and, except for fraud, any indemnification is capped at the amount of the proceeds received by the stockholder.

Prior to the closing, WAG is also not permitted to solicit, encourage, or participate in any discussions or negotiations or entertain any proposals to be acquired other than pursuant to the SPA.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is attached as Exhibit 10.57 to this Current Report on Form 8-K and is incorporated herein by reference, and the full text of the Guarantee, which is attached as Exhibit 10.58 to this Current Report on Form 8-K and is incorporated herein by reference. In particular, the SPA and the Guarantee and related descriptions are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to USAP or WAG.

Item 8.01. Other Events.

On August 2, 2010, USAP issued a press release announcing the execution of the SPA, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Forward-Looking Statements

This report and the exhibits filed herewith contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These statements include statements with respect to the potential benefits to USAP and its customers of the Acquisition, the timing for completing and integrating the Acquisition, WAG’s performance during 2010, the markets in which USAP and WAG participate and that are targeted by the Acquisition, and the complementary nature, synergies and other expected benefits of the Acquisition to USAP.  Actual results could vary materially from those described as a result of a number of factors, including the risk that all of the conditions to the Acqusition may not be satisfied or USAP may otherwise fail to acquire WAG on a timely basis or at all; USAP may not be able to successfully integrate the operations WAG on a timely basis or at all; that USAP may not be able to retain key personnel of WAG after the Acqusition; that WAG may be subject to unanticipated liabilities or accounting charges as a result of the Acquisition; that WAG mayperform worse than expected during the remainder of 2010 or in future periods, that the demand for WAG’s products may be weaker than anticipated in its target markets; that USAP may not be able to realize all or some of the expected synergies and benefits from the Acquisition, and that integrating WAG with USAP’s operations may cause USAP’s management to divert more time and resources to those activities than anticipated, and other risks and uncertainties described in USAP’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and any subsequent SEC filings.  You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “potential,” “expects,” “plans,” “anticipates,” “intends,” or the negative of those words or other comparable words to be uncertain and forward-looking.  USAP undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.57	Stock Purchase Agreement executed August 2, 2010 among the Acquisition Sub, WAG, Riverside and the other stockholders of WAG
10.58	Guarantee executed August 2, 2010 by USAP
99.1	Press Release of August 2, 2010 announcing execution of SPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2010	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ THEODORE R. SANDERS
Theodore R. Sanders
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.57	Stock Purchase Agreement executed August 2, 2010 among the Acquisition Sub, WAG, Riverside and the other stockholders of WAG
10.58	Guarantee executed August 2, 2010 by USAP
99.1	Press Release of August 2, 2010 announcing execution of SPA